                                                             File No. 333-49423

                   AMENDMENT NO. 3 (PREPARED ON FORM S-8) TO
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Golden State Bancorp Inc.
 ................................................................................
             (Exact name of registrant as specified in its charter)

Delaware                                             95-4642135
 ................................................................................
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

135 Main Street, San Francisco, California           94105
 ................................................................................
(Address of Principal Executive Offices)             (Zip Code)

              RedFed Bancorp Inc. 1994 Incentive Stock Option Plan
              Redlands Federal Bank 1995 Long Term Incentive Plan
        RedFed Bancorp Inc. 1994 Stock Option Plan for Outside Directors
 ................................................................................
                            (Full title of the plan)

                              James R. Eller, Jr.
                       Senior Vice President and Counsel
                California Federal Bank, A Federal Savings Bank
                           135 Main Street, 4th Floor
                        San Francisco, California 94105
 ................................................................................
                    (Name and address of agent for service)

                                 (415) 904-1339
 ................................................................................
         (Telephone number, including area code, of agent for service)

Golden State Bancorp Inc. hereby files this Amendment No. 3 (Prepared on
Form S-8) to its Form S-4 Registration Statement No. 333-49423 solely for the purpose of deregistering 82,147 shares of Common Stock previously registered pursuant to such Registration Statement, which shares remain unsold. Such shares are being included pursuant to Rule 429 in a registration statement being filed on Form S-8 concurrently herewith.

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                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 3 (Prepared on Form S-8) to Registration Statement No. 333-49423 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 16th day of March, 1999.

                                            GOLDEN STATE BANCORP INC.

                                            /s/ Carl B. Webb
                                            By: Carl B. Webb
                                                President and Chief Operating
                                                Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 (Prepared on Form S-8) to Registration Statement No. 333-49423 has been signed by the following persons in the capacities indicated on the dates indicated.

         SIGNATURE                     CAPACITY                      DATE

/s/ Gerald J. Ford              Chairman of the Board,          March 16, 1999
-----------------------------   Chief Executive Officer
Gerald J. Ford                  And Director

                                Director                        March 16, 1999
-----------------------------
Ronald O. Perelman

                                Director                        March 16, 1999
-----------------------------
Paul M. Bass, Jr.

/s/ George W. Bramblett, Jr.    Director                        March 16, 1999
-----------------------------
George W. Bramblett, Jr.

/s/ Bob Bullock                 Director                        March 16, 1999
-----------------------------
Bob Bullock

/s/ Brian P. Dempsey            Director                        March 16, 1999
-----------------------------
Brian P. Dempsey

/s/ Howard Gittis               Director                        March 16, 1999
-----------------------------
Howard Gittis

/s/ John F. King                Director                        March 16, 1999
-----------------------------
John F. King

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/s/ John F. Kooken              Director                        March 16, 1999
-----------------------------
John F. Kooken

                                Director                        March 16, 1999
-----------------------------
Gabrielle K. McDonald

/s/ B. M. Rankin, Jr.           Director                        March 16, 1999
-----------------------------
B. M. Rankin, Jr.

/s/ Thomas S. Sayles            Director                        March 16, 1999
-----------------------------
Thomas S. Sayles

                                Director                        March 16, 1999
-----------------------------
Robert Setrakian

/s/ Cora M. Tellez              Director                        March 16, 1999
-----------------------------
Cora M.Tellez

/s/ Carl B. Webb                President, Chief                March 16, 1999
-----------------------------   Operating Officer and
Carl B. Webb                    Director

/s/ Richard H. Terzian          Executive Vice President        March 16, 1999
-----------------------------   and Chief Financial Officer
Richard H. Terzian

/s/ Renee Nichols Tucei         Senior Vice President and       March 16, 1999
-----------------------------   Controller
Renee Nichols Tucei